                                                                    EXHIBIT 10.6

                 RETAIL CONVERGENCE, INC. DBA SMARTBARGAINS.COM

                    Stock Purchase and Restriction Agreement

     AGREEMENT made this 4th day of June, 2001, between Retail Convergence, Inc. dba SmartBargains.com, a Delaware corporation (the "Company"), and Carl Rosendorf (the "Employee").

     WHEREAS, the Employee is purchasing hereby Four Hundred Forty Thousand (440,000)shares (the "Shares") of class A voting common stock, $0.01 par value per share of the Company; and

     WHEREAS, the Employee has agreed that his ownership of the Shares shall be subject to repurchase by the Company in the event the Employee's employment with the Company is terminated for any reason.

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. The Company shall issue and sell to the Employee, and the Employee shall purchase from the Company, subject to the terms and conditions set forth in this Agreement, Four Hundred Forty Thousand (440,000) shares (the "Shares") of class A voting common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price of $0.34089 per share. The aggregate purchase price for the Shares shall be paid by the Employee by check payable to the order of the Company in the amount of $4,400.00 and pursuant to a loan by the Company of the balance of the purchase price. Upon receipt by the Company for $149,991.60 representing payment for the Shares, the Company shall issue to the Employee one or more certificates in the name of the Employee for that number of Shares purchased by the Employee. The Employee agrees that the Shares shall be subject to the purchase options set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Purchase Option.

     (a) Subject to Sections 2(b) and 2(c) below,

       (i) in the event that the Employee ceases to be employed by the Company for any reason or no reason, with or without Cause (as defined below), prior to June 4, 2005, the Company shall have the right and option (the "Purchase Option") to purchase from the Employee, at a price per share equal to $0.34089 (the "Option Price"), up to the total number of Shares that have not vested according to the following vesting schedule (the "Unvested Shares").

       (ii) 25% of the Shares shall vest on the first anniversary of the date of this Agreement.

       (iii) thereafter, 6.25% of the Shares shall vest on the first day of September, December, March and June, starting with the first such date occurring after the first anniversary of the date of this Agreement until such time as all Shares are fully vested.

     (b) In the event of a "Change of Control" as defined below, then all of the Shares which are not then vested shall become vested immediately prior to such Change of Control. For purposes of this Stock Restriction Agreement, the term "Change of Control" shall mean (i) any person, alone or together with its affiliates or associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) shall become the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), including by merger or otherwise, of more than 50% of the total voting power of the Company; or (ii) any merger or consolidation in which the holders of the voting securities of the Company immediately prior thereto own less than a majority of the voting power of the surviving corporation immediately after such merger or consolidation; in each case excluding a Change of Control to an existing investor of the Company as of the date hereof.

     (c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

     (d) For purposes of this Agreement, "cause" or "Cause" shall mean (i) any act or omission which constitutes a material breach by the Employee of the terms of (i) this Stock Restriction Agreement, (ii) the Employee's Incentive Stock Option Agreement of even date, (iii) the Employee's Non-Qualified Stock Option Agreement of even date, (iv) the Employee's Employment Agreement of even date and/or (v) the letter of even date concerning "Additional Options" (collectively, the "June 4, 2001 Employment Documents"), or any other agreement between the Employee and the Company, which breach remains uncured by the Employee for a period of thirty (30) days following the Employee's receipt of a written notice of breach from the Company, specifying the act or omission upon which the Company's claim of breach is based; (ii) the commission of a felony or any dishonest or wrongful act involving fraud; (iii) the commission of an act of moral turpitude which may adversely effect the reputation or business of the Company as reasonably determined by the Board of Directors of the Company; or
(iv) the Employee's willful or continuing failure to perform the Employee's duties reasonably assigned.

     (e) For purposes of this Agreement, the term "Good Reason" shall mean (i) termination due to a material breach by the Company of the June 4, 2001 Employment Documents which breach remains uncured by the Company, if curable, for a period of thirty (30) days following receipt of a written notice of breach from the Employee, specifying the act or omission upon which the Employee's claim of breach is based; (ii) the Employee's being assigned by the Company to perform duties or responsibilities on a regular and continuing basis which are materially different from the duties and responsibilities of a Chief Executive Officer of an enterprise comparable to the Company; or (iii) a downgrading of the Employee's title from Chief Executive Officer, and the Employee's election to terminate as a result thereof. The Employee acknowledges that the Company is a dynamic and changing enterprise, and that the Employee may be asked, from time to time, to perform tasks which are not ordinarily performed by the Chief Executive Officer of a more established business. Such assignments shall not constitute Good Reason. Termination for Good Reason shall be deemed to be termination by the Company without cause under this Agreement, including
Section 2(f).

     (f) Upon termination of the Employee's employment by the Company without "cause" within one year of the date hereof then, subject to the other terms and conditions set forth in this Agreement and in the Company's 2000 Employee, Director and Consultant Stock Option Plan (the "Plan") pursuant to which the Shares were issued, immediately upon such termination an aggregate of 25% of the Shares shall be Vested Shares. Except as otherwise expressly provided for in this Stock Restriction Agreement, upon any other termination of the Employee's employment within one year from the date hereof, or upon any termination of the Employee's employment after the Employee's first year of employment, the Employee shall not be entitled to any vesting following any such termination.

3. Exercise of Purchase Option.

     (a) The Company may exercise the Purchase Option with respect to Unvested Shares by delivering or mailing to the Employee (or his estate), within 60 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

     (b) The Company shall pay to the Employee the aggregate Option Price for such repurchased Shares against delivery of the certificate or certificates representing the Shares to be purchased by the Company. The written notice to the Employee shall specify the address at, and the time and date on, which payment of the Option Price for such repurchased Shares is to be made (the "Closing"). The date specified shall not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice, and the Employee or his or her successor in interest with respect to the Shares to be so repurchased shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the Option Price for such repurchased Shares shall be delivered to the Employee or his or her successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Employee or his or her successor in interest.

     (c) After the time at which the Purchase Option is exercised with respect to any Shares, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

     (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Employee to the Company or in cash (by check) or both. Notwithstanding the foregoing, if the Employee has outstanding one or more loans for the purchase of the Shares in favor of the Company, then unless otherwise agreed by the Employee and the Company, the Company shall exercise the Purchase Option in full and shall apply the payment of all amounts owed upon such exercise to the payment of such loans, in proportion to the face amount of such loans.

     (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

     (f) The Company may assign its Purchase Option to one or more persons or entities.

4. Repurchase of Vested Shares, Right of First Refusal.

     (a) Repurchase of Vested Shares. In the event of the Employee's termination of employment for Cause or in the event of termination of employment by the Employee voluntarily (WHICH SHALL NOT INCLUDE DEATH OR DISABILITY) for any reason other than Good Reason, the Company shall have the option, but not the obligation, to repurchase all or any part of the Employee's Vested Shares. In the event the Company does not, upon any such termination of employment of the Employee, exercise its option pursuant to this Section 4(a), the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Employee for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 4(a):

     (i) The per-share repurchase price of the Vested Shares to be sold to the Company upon exercise of its option under this Section 4(a) shall be equal to
(A) the Option Price in the event of termination of the Employee's employment for Cause and (B) the Fair Market Value per share in the event of the Employee's voluntary termination of his employment.

     (ii) The Company's option to repurchase the Employee's Shares in the event of termination of employment shall be valid for a period of sixty (60) days commencing with the date of such termination of employment.

     (iii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Employee's Vested Shares under this
Section 4(a), the Company shall notify the Employee, or in case of death, his or her representative, in writing of its intent to repurchase the Vested Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 4(a)(ii) for exercise of the Company's option to repurchase.

     (iv) The written notice to the Employee shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the "Closing"). The date specified shall not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice, and the Employee or his or her successor in interest with respect to the Vested Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Employee or his or her successor in interest and the Vested Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Employee or his or her successor in interest.

     (v) If the Company's Common Stock is listed on a national securities exchange, quoted on the Nasdaq Stock Market or traded in the over the counter market, then for the purposes of this Section 4(a), Fair Market Value shall mean the arithmetic mean between the final bid and ask price per share of the Company's Common Stock on such exchange or market on the trading day immediately prior to the date of the Employee's termination. If the Company's Common Stock is not listed on a national securities exchange or the Nasdaq Stock Market nor traded in the over the counter market, then for the purposes of this Section 4(a), Fair Market Value shall mean such value as the Board of Directors, in good faith, shall determine, and, provided, however, that if, the Employee objects to the good faith determination of the Board of Directors, then the Employee and the Company shall promptly and mutually select an investment banking firm, certified public accountant or business appraisal firm (the "Independent Appraiser") to determine the Fair Market Value. The Company shall promptly furnish to the Independent Appraiser such information concerning the Company's operations, assets and properties, financial condition, earnings, capitalization and sales of its capital stock, and any offers or indication of interest received by the Company, as the Independent Appraiser may request or the parties may deem relevant. The Fair Market Value as determined by the Independent Appraiser (which determination the Independent Appraiser shall be instructed to render in writing within thirty (30) days following the selection of such Independent Appraiser) shall be binding upon the Employee and the Company. The fees and expenses of the Independent Appraiser shall be borne by the Company.

     (b) Right of First Refusal. It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Employee that the following restrictions be complied with (except as hereinafter otherwise provided):

     (i) No Shares owned by the Employee may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

     (ii) No Shares that are not Vested Shares may be sold or transferred. Before selling or otherwise transferring all or part of the Vested Shares, the Employee shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Vested Shares of the Employee. Such notice shall constitute a binding offer by the Employee to sell to the Company such number of the Vested Shares then held by the Employee as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Employee by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Vested Shares proposed to be sold). The Company shall give written notice to the Employee as to whether such offer has been accepted in whole by the Company within twenty (20) days after its receipt of written notice from the Employee. The Company may only accept such offer in 5 whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase ("Closing Date") which shall not be less than ten (10) nor more than sixty (60) days after the giving of the acceptance notice. The place for such closing shall be at the Company's principal office. At such closing, the Employee shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Vested Shares stated in the notice accompanied by duly executed instruments of transfer.

    (iii) If the Company shall fail to accept any such offer, the Employee shall be free to sell all, but not less than all, of the Vested Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Employee's notice, provided that (i) such sale is consummated within six (6) months after the giving of notice by the Employee to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 4(b) so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six (6) months, the provisions of this Section 4(b) shall again apply with respect to any proposed voluntary transfer of the Employee's Shares.

    (iv) The restrictions on transfer contained in this Section 4(b) shall not apply to (a) transfers by the Employee to his or her family members or to a trust or similar estate planning vehicle for the benefit of his or her family members, (b) transfers by the Employee to his or her guardian or conservator, and (c) or transfers by the Employee, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, "Permitted Transferees"); provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

    (v) The provisions of this Section 4(b) may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

     (c) The provisions of this Section 4 shall terminate upon the effective date of an initial public offering of the Company's securities pursuant to the Securities Act of 1933, as amended (the "Securities Act").

5. Failure to Deliver Shares; Effect of Prohibited Transfer. In the event that the Employee or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Employee or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Employee to the Company and to treat the Employee and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Employee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. Restrictive Legends. All certificates representing Shares shall have affixed thereto legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

     "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

7. Adjustments for Stock Splits, Stock Dividends, etc.

     (a) If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the purchase and repurchase options, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

     (b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets (including as a consequence of a Change of Control), then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as to the Shares.

8. Withholding Taxes; Section 83(b) Election.

     (a) The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Employee or the lapse of the Purchase Option.

     (b) The Employee acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Employee; and that the Employee is solely responsible for making such election.

9. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

11. Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

13. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement. Without limiting the generality of the foregoing, this Stock Restriction Agreement, together with the June 4, 2001 Employment Documents, shall supercede the Company's offer letter to you dated May 11, 2001.

15. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

16. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

17. Plan Documents. This Agreement shall constitute a compensatory benefit plan established by the Company for purposes of Rule 701 promulgated under the Securities Act.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       RETAIL CONVERGENCE, INC.
                                       DBA SMARTBARGAINS.COM
                                       40 Broad Street
                                       Boston, MA 02109


                                       By: /s/  Donato A. DeNovellis
                                           -------------------------------------
                                           Donato A. DeNovellis
                                           President and Chief Financial Officer




                                           /s/ Carl Rosendorf
                                           -------------------------------------
                                           Carl Rosendorf
                                           43 Scotch Pine Road
                                           Weston, MA  02493